As filed with the Securities and Exchange Commission on August 29, 2017

Registration No. 333-111310

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Elron Electronic Industries Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

3 Azrieli Center, 42nd Floor, Tel Aviv, Israel
 (Address of Principal Executive Offices) (Zip Code)

Elron Electronic Industries Ltd. Employee Share Option Plans
Employee Share Option Plan for Employees of Elbit Ltd.
Employee Share Option Plan, Series 9
Employee Share Option Plan, Series 10
Employee Share Option Plan, Series 11
Employee Share Option Plan, Series 12
Employee Share Option Plan, Series 13
Employee Share Option Plan, Series 14
Employee Share Option Plan, Series 15
Employee Share Option Plan, Series 16
Employee Share Option Plan, Series 17
Option Plan for Employees, Directors and Officers - 2003
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
  (Name and address of agent for service)

 (302) 738-6680
(Telephone number, including area code, of agent for service)

Copy of Communications to:
Perry Wildes, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☒ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE - DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statements filed on Form S-8 (the "Registration Statements"):

•	Registration Statement No. 333-10570, originally filed July 9, 1999, registering shares issuable under the Elron Electronic Industries Ltd. Employee Share Option Plans;

•
Registration Statement No. 333-111310, originally filed December 18, 2003, registering shares issuable under the Employee Share Option Plan for Employees of Elbit Ltd.; Employee Share Option Plan, Series 9; Employee Share Option Plan, Series 10; Employee Share Option Plan, Series 11; Employee Share Option Plan, Series 12; Employee Share Option Plan, Series 13; Employee Share Option Plan, Series 14; Employee Share Option Plan, Series 15; Employee Share Option Plan, Series 16; Employee Share Option Plan, Series 17; and Option Plan for Employees, Directors and Officers – 2003; and

•	Registration Statement No. 333-152335, originally filed July 15, 2008, registering shares issuable under the Option Plan for Employees, Directors and Officers – 2003.

Elron Electronic Industries Ltd. (the "Company") intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends each of the Registration Statements to withdraw from registration the securities registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Tel Aviv, Israel on the 29 day of August, 2017.

ELRON ELECTRONIC INDUSTRIES LTD.

By:	/s/ Ari Bronshtein
Name: Ari Bronshtein
Title: Chief Executive Officer

By:	/s/ Yaron Elad
Name: Yaron Elad
Title: Vice President & Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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